TIMKEN	PRESS RELEASE

Exhibit 99.1
Timken Posts First Quarter Results;
Reaffirms 2013 Outlook

•	Earns $0.77 per diluted share ($0.80 per diluted share excluding plant closure costs)

•	Maintains double-digit operating margins in all segments

•	Continues strategic capital redeployment to drive growth and value creation

CANTON, Ohio: Apr. 24, 2013 - The Timken Company (NYSE: TKR; www.timken.com) today reported sales of $1.1 billion for the first quarter of 2013, a decrease of 23 percent from the prior-year quarter. The decline reflects lower demand across most of the company's end markets led by oil and gas, industrial distribution and off-highway market sectors, partially offset by acquisitions and improved pricing. In addition, steel surcharges declined $72 million from the prior-year quarter.
Timken generated income in the first quarter of $75.1 million, or $0.77 per diluted share, compared with $155.7 million, or $1.58 per diluted share during the same period a year ago. Included in the results were costs related to previously announced plant closures of $0.03 per diluted share. The decrease in first-quarter earnings was driven by lower demand, mix and higher manufacturing costs, partially offset by improved pricing and lower selling and administrative expenses.
“First quarter results were in line with our expectations, reflecting difficult comparisons from record first quarter 2012 results,” said James W. Griffith, Timken president and chief executive officer. “Our integrated business model, along with our continued focus on driving efficiencies across our business, enabled us to sustain double-digit operating margins while the company experienced low levels of capacity utilization.
“We saw orders increase as the quarter unfolded,” Griffith added, “and we remain confident in our ability to drive improved profitability throughout the remainder of the year.”
At quarter-end, total debt was $472.5 million, or 16.9 percent of capital. As of March 31, 2013, the company had cash of $457.9 million, resulting in $14.6 million of net debt, compared with a net cash position of $107.4 million as of December 31, 2012. The change reflects lower earnings as well as discretionary pension contributions of $66 million, net of tax, partially offset by lower working capital requirements of approximately $22 million.
Among recent developments, the company:

•
Announced the completion of three previously disclosed capital investment projects totaling $85 million that increase capacity and manufacturing effectiveness in its Steel segment. The investments include an open-die in-line forge press, an intermediate finishing line and a second induction thermal treatment line at steel facilities in Canton, Ohio;

•
Expanded its service and product offering across key end markets through two acquisitions: Smith Services, Inc., a provider of electric motor rewind and repair, and Interlube Systems Ltd., a U.K.-based provider of automated lubrication delivery systems and services;

•	Entered into a strategic asset purchase agreement with The Greenbrier Companies, Inc., expanding the Mobile Industries' rail bearing reconditioning activities; and

•
Earned recognition as one of the World's Most Ethical Companies for the third time since 2010 by Ethisphere, an international organization focused on the advancement of best practices in corporate governance, risk, sustainability, compliance and ethics.

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TIMKEN	PRESS RELEASE

Mobile Industries Segment Results
In the first quarter, Mobile Industries' sales of $397.1 million decreased 15 percent compared to last year's first-quarter sales of $469.1 million. The $72 million decrease included $27 million related to exited business consistent with the company's market strategy in the light-vehicle and heavy-truck market sectors. The remaining decrease was primarily driven by lower volume in most market sectors led by weaker off-highway demand in mining and construction.
EBIT for the segment was $51.2 million for the first quarter, or 12.9 percent of sales, down 41 percent from $86.7 million, or 18.5 percent of sales for the same period a year ago. The decrease was driven primarily by lower volume, higher manufacturing costs and the impact of exited business, partially offset by lower selling and administrative expense. In addition, the segment incurred $4 million of costs associated with the closure of the St. Thomas, Canada, and Sao Paulo, Brazil, bearing plants.

Process Industries Segment Results
Process Industries' first-quarter sales were $285.2 million, down 20 percent from $355.6 million for the same period a year ago. The decrease reflects lower industrial distribution demand and lower original equipment sales, partially offset by pricing and the favorable impact of the Wazee acquisition.
Process Industries' first-quarter EBIT was $42.6 million, or 14.9 percent of sales, down 48 percent from $82.3 million, or 23.1 percent of sales for the same period a year ago. The decrease primarily reflects lower volume. Unfavorable mix and higher manufacturing costs were offset by favorable pricing and lower selling and administrative expenses.

Aerospace Segment Results
Aerospace posted first-quarter sales of $82.5 million, down 10 percent from $91.3 million for the same period last year. The decrease reflects lower volume in the motion control sector as well as lower civil aerospace sales.
First-quarter EBIT was $8.6 million, or 10.4 percent of sales, down 20 percent from $10.7 million, or 11.7 percent of sales for the same period a year ago. The decline in EBIT reflects lower volume as well as higher manufacturing costs, partially offset by pricing and lower selling and administrative expenses.

Steel Segment Results
Sales for Steel, including inter-segment sales, were $346.1 million in the first quarter, a decrease of 35 percent from $535.5 million for the same period last year. The results reflect reduced shipments to the oil and gas and industrial market sectors. Raw-material surcharges decreased approximately $72 million from the first quarter last year.
First-quarter EBIT was $35.8 million, or 10.3 percent of sales, down 59 percent from $88 million, or 16.4 percent of sales, for the same period a year ago. The decline in EBIT was primarily due to lower volume and unfavorable mix. Last year's results included a one-time expense of $5 million related to a new five-year labor agreement.

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TIMKEN	PRESS RELEASE

Outlook
The company reaffirmed its outlook for the full year based on its continued expectation of improved demand during the latter half of 2013. Sales are expected to be down around 5 percent compared to 2012 while operating performance is expected to remain strong, with all four segments maintaining double-digit operating margins for the full year.
For the full year, The Timken Company expects sales in:

•	Mobile Industries' to be down 5 to 10 percent for the year due to the impact of lower customer demand driven by the company's market strategy;

•	Process Industries' to be relatively flat, based on a second-half recovery in Asia and industrial distribution;

•	Aerospace to be up 7 to 12 percent, due to increased demand in civil and defense as well as critical motion control end markets; and

•	Steel to be down 7 to 12 percent, driven by lower oil and gas as well as industrial end-market demand and surcharges.
Timken projects 2013 annual earnings per diluted share to range from $3.75 to $4.05, which includes costs for previously announced plant closures totaling approximately $0.20.
The company expects to generate cash from operations of approximately $330 million in 2013. Free cash flow is projected to be a use of $120 million after making capital expenditures of about $360 million and paying about $90 million in dividends. Excluding discretionary pension and VEBA trust contributions of approximately $180 million, net of tax, the company forecasts free cash flow of approximately $60 million in 2013.

Conference Call Information
Timken will host a conference call today at 11:00 a.m. Eastern Time to review its financial results. Presentation materials will be available online in advance of the call for interested investors and securities analysts.

Conference Call: Wednesday, April 24, 2013
11:00 a.m. Eastern Time

All Callers: Live Dial-In: 888-631-5931 or 913-312-1455
(Call 10 minutes prior to be included.)

Conference ID: Timken Earnings Call

Replay Dial-In available through May 8, 2013:
    888-203-1112 or 719-457-0820
    Replay Passcode: 7945202

Live Webcast:    www.timken.com/investors

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TIMKEN	PRESS RELEASE

About The Timken Company
The Timken Company (NYSE: TKR; www.timken.com), a global industrial technology leader, applies its deep knowledge of materials, friction management and power transmission to improve the reliability and efficiency of industrial machinery and equipment all around the world. The company engineers, manufactures and markets mechanical components and high-performance steel. Timken® bearings, engineered steel bars and tubes-as well as transmissions, gearboxes, chain, related products and services-support diversified markets worldwide. With sales of $5.0 billion in 2012 and approximately 20,000 people operating from 30 countries, Timken makes the world more productive and keeps industry in motion.

Certain statements in this news release (including statements regarding the company's forecasts, estimates and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company's future financial performance, including information under the heading "Outlook," are forward-looking. The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the finalization of the company's financial statements for the first quarter of 2013; the company's ability to respond to the changes in its end markets that could affect demand for the company's products; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company's customers, which may have an impact on the company's revenues, earnings and impairment charges; fluctuations in raw material and energy costs and their impact on the operation of the company's surcharge mechanisms; the impact of the company's last-in, first-out accounting; weakness in global or regional economic conditions and financial markets; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired companies; the impact on operations of general economic conditions; higher or lower raw material and energy costs; fluctuations in customer demand; the impact on the company's pension obligations due to changes in interest rates or investment performance; the company's ability to achieve the benefits of announced programs, initiatives, and capital investments; and retention of CDSOA distributions. Additional factors are discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended Dec. 31, 2012, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

###

Media Contact:
Pat Carlson
Global Media Relations
1835 Dueber Avenue, S.W.
Canton, OH 44706-0927 U.S.A.
Telephone: (330)471-3514
pat.carlson@timken.com

Investor Contact:
Steve Tschiegg
Director - Capital Markets & Investor Relations
1835 Dueber Avenue, S.W.
Canton, OH 44706-0927 U.S.A.
Telephone: (330)471-7446
steve.tschiegg@timken.com

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TIMKEN	PRESS RELEASE

The Timken Company
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Dollars in millions, except share data) (Unaudited)
	Three Months Ended March 31,
	2013	2012
Net sales	$1,089.9	$1,421.0
Cost of products sold	815.4	1,009.4
Gross Profit	$274.5	$411.6
Selling, general & administrative expenses (SG&A)	153.6	164.7
Impairment and restructuring	1.2	0.2
Operating Income	$119.7	$246.7
Other (expense), net	—	(1.3)
Earnings Before Interest and Taxes (EBIT) (1)	$119.7	$245.4
Interest expense, net	(5.9)	(7.9)
Income Before Income Taxes	$113.8	$237.5
Provision for income taxes	38.8	81.5
Net Income	$75.0	$156.0
Less: Net (Loss) Income Attributable to Noncontrolling Interest	(0.1)	0.3
Net Income Attributable to The Timken Company	$75.1	$155.7

Net Income per Common Share Attributable to The Timken Company Common Shareholders
Basic Earnings Per Share	$0.78	$1.59
Diluted Earnings Per Share	$0.77	$1.58

Average Shares Outstanding	95,848,450	97,451,935
Average Shares Outstanding - assuming dilution	96,823,483	98,587,622

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TIMKEN	PRESS RELEASE

BUSINESS SEGMENTS
(Dollars in millions) (Unaudited)
	Three Months Ended March 31,
	2013	2012

Mobile Industries
Net sales to external customers	$397.0	$469.1
Intersegment sales	0.1	—
Total net sales	$397.1	$469.1
Earnings before interest and taxes (EBIT) (1)	$51.2	$86.7
EBIT Margin (1)	12.9%	18.5%

Process Industries
Net sales to external customers	$283.9	$354.1
Intersegment sales	1.3	1.5
Total net sales	$285.2	$355.6
Earnings before interest and taxes (EBIT) (1)	$42.6	$82.3
EBIT Margin (1)	14.9%	23.1%

Aerospace
Net sales to external customers	$82.5	$91.3
Earnings before interest and taxes (EBIT) (1)	$8.6	$10.7
EBIT Margin (1)	10.4%	11.7%

Steel
Net sales to external customers	$326.5	$506.5
Intersegment sales	19.6	29.0
Total net sales	$346.1	$535.5
Earnings before interest and taxes (EBIT) (1)	$35.8	$88.0
EBIT Margin (1)	10.3%	16.4%

Unallocated corporate expense	$(19.9)	$(20.7)
Intersegment eliminations income (expense) (2)	$1.4	$(1.6)

Consolidated
Net sales to external customers	$1,089.9	$1,421.0
Earnings before interest and taxes (EBIT) (1)	$119.7	$245.4
EBIT Margin (1)	11.0%	17.3%

(1) EBIT is defined as operating income plus other income (expense). EBIT Margin is EBIT as a percentage of net sales. EBIT and EBIT Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT and EBIT Margin are useful to investors as these measures are representative of the Company's performance and cash generation.

(2) Intersegment eliminations represent profit or loss between the Steel segment and the Mobile Industries, Process Industries and Aerospace segments.

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TIMKEN	PRESS RELEASE

Reconciliation of EBIT to GAAP Net Income:
This reconciliation is provided as additional relevant information about the Company's performance. Management believes consolidated earnings before interest and taxes (EBIT) are representative of the Company's performance and therefore useful to investors. Management also believes that it is appropriate to compare GAAP net income to consolidated EBIT.

(Dollars in millions) (Unaudited)
	Three Months Ended March 31,
	2013	2012
Net Income	$75.0	$156.0

Provision for income taxes	38.8	81.5
Interest expense	6.4	8.6
Interest income	(0.5)	(0.7)
Consolidated earnings before interest and taxes (EBIT)	$119.7	$245.4

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TIMKEN	PRESS RELEASE

Reconciliation of Net Income Attributable to The Timken Company, After Adjustments, to GAAP Net Income Attributable to The Timken Company and Adjusted Earnings Per Share to GAAP Earnings Per Share:
This reconciliation is provided as additional relevant information about the Company's performance. Management believes that net income attributable to the Company, after adjustments, and diluted earnings per share, after adjustments, are representative of the Company's core operations and therefore useful to investors. Management believes that EPS adjusted to remove charges due to plant closures is representative of the Company's performance and therefore useful to investors.

(Dollars in millions, except share data) (Unaudited)
	March 31, 2013	EPS
Net Income Attributable to The Timken Company	$75.1	$0.77
Charges due to plant closures (1)	3.2	0.03
Net Income Attributable to The Timken Company, after adjustments	$78.3	$0.80

(1) Charges due to plant closures relate to the Company's former manufacturing facilities in Sao Paulo, Brazil and St. Thomas, Ontario, Canada, net of tax.

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TIMKEN	PRESS RELEASE

Reconciliation of Total Debt to Net Debt and the Ratio of Net Debt to Capital:
This reconciliation is provided as additional relevant information about The Timken Company's financial position. Capital is defined as total debt plus total shareholders' equity. Management believes Net Debt is an important measure of Timken's financial position, due to the amount of cash and cash equivalents.

(Dollars in millions) (Unaudited)
	March 31, 2013	December 31, 2012
Short-term debt	$17.2	$23.9
Long-term debt	455.3	455.1
Total Debt	$472.5	$479.0
Less: Cash and cash equivalents	(457.9)	(586.4)
Net Debt (Cash)	$14.6	$(107.4)

Total equity	$2,322.9	$2,246.6

Ratio of Total Debt to Capital	16.9%	17.6%
Ratio of Net Debt to Capital	0.6%	(5.0)%

Reconciliation of Free Cash Flow to GAAP Net Cash Provided (Used) by Operating Activities:
Management believes that free cash flow and free cash flow less discretionary pension and postretirement contributions are useful to investors because they are meaningful indicators of cash generated from operating activities available for the execution of its business strategy.

(Dollars in millions) (Unaudited)
	March 31,
	2013	2012
Net cash used by operating activities	$(35.9)	$(38.7)
Less: capital expenditures	(63.4)	(46.0)
Less: cash dividends paid to shareholders	(22.1)	(22.5)
Free cash flow	(121.4)	(107.2)
Plus: discretionary pension benefit contributions, net of the tax benefit (1)	66.3	62.3
Free cash flow less discretionary pension contributions	$(55.1)	$(44.9)

(1) The discretionary pension benefit contributions for the first quarter of 2013 were $105.0 million, before the tax benefit of $38.7 million. The discretionary pension benefit contributions for the first quarter of 2012 were $93.8 million, before the tax benefit of $31.5 million.

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TIMKEN	PRESS RELEASE

CONDENSED CONSOLIDATED BALANCE SHEET
(Dollars in millions) (Unaudited)
	March 31, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$457.9	$586.4
Accounts receivable	607.2	546.7
Inventories, net	833.8	862.1
Other current assets	174.3	178.9
Total Current Assets	$2,073.2	$2,174.1
Property, Plant and Equipment, net	1,423.6	1,405.3
Goodwill	345.2	338.9
Other assets	323.1	326.4
Total Assets	$4,165.1	$4,244.7

LIABILITIES
Accounts payable	$229.7	$216.2
Short-term debt	17.2	23.9
Income taxes	103.1	36.4
Accrued expenses	326.6	391.4
Total Current Liabilities	$676.6	$667.9

Long-term debt	455.3	455.1
Accrued pension cost	266.9	391.4
Accrued postretirement benefits cost	365.9	371.8
Other non-current liabilities	77.5	111.9
Total Liabilities	$1,842.2	$1,998.1

EQUITY
The Timken Company shareholders' equity	2,308.6	2,232.2
Noncontrolling Interest	14.3	14.4
Total Equity	2,322.9	2,246.6
Total Liabilities and Equity	$4,165.1	$4,244.7

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TIMKEN	PRESS RELEASE

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in millions) (Unaudited)
	Three Months Ended March 31,
	2013	2012
Cash Provided (Used)
OPERATING ACTIVITIES
Net income attributable to The Timken Company	$75.1	$155.7
Net income attributable to noncontrolling interest	(0.1)	0.3
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	48.4	49.8
Pension and other postretirement expense	22.5	21.0
Pension and other postretirement benefit contributions and payments	(117.1)	(104.7)
Changes in operating assets and liabilities:
Accounts receivable	(61.8)	(112.0)
Inventories	27.3	(21.4)
Accounts payable	12.4	22.1
Accrued expenses	(74.9)	(103.4)
Income taxes	31.2	57.8
Other - net	1.1	(3.9)
Net Cash Used By Operating Activities	$(35.9)	$(38.7)

INVESTING ACTIVITIES
Capital expenditures	$(63.4)	$(46.0)
Acquisitions	(14.4)	(0.2)
Investments - net	8.0	17.5
Other	0.7	(0.5)
Net Cash Used by Investing Activities	$(69.1)	$(29.2)

FINANCING ACTIVITIES
Cash dividends paid to shareholders	$(22.1)	$(22.5)
Purchase of treasury shares, net	—	(26.2)
Net proceeds from common share activity	9.1	12.6
Net proceeds from credit facilities	(7.0)	(11.4)
Net Cash Used by Financing Activities	$(20.0)	$(47.5)
Effect of exchange rate changes on cash	(3.5)	5.9
Decrease in Cash and Cash Equivalents	$(128.5)	$(109.5)
Cash and cash equivalents at beginning of period	586.4	464.8
Cash and Cash Equivalents at End of Period	$457.9	$355.3

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